Exhibit 24
                               POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clyde R. Moore, Jerry Kronenberg, and Fred R. Jones, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to execute a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to a shelf registration for Debt Securities, Common Stock and Preferred Stock of Thomas & Betts Corporation in an aggregate amount up to $600,000,000 and any and all amendments to such Registration Statement whether filed prior or subsequent to the time such Registration Statement becomes effective, including amendments and any post-effective amendments to such Registration Statement for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue of these presents.


         Signature                      Title                   Date
---------------------------    ------------------------    --------------

 /s/ Clyde R. Moore            President and Chief         May 6, 1998
---------------------------    Executive Officer and
Clyde R. Moore                 Director


 /s/ Ernest H. Drew            Director                    May 6, 1998
---------------------------
Ernest H. Drew


 /s/ T. Kevin Dunnigan         Chairman of the Board       May 6, 1998
---------------------------    and Director
T. Kevin Dunnigan


 /s/ Jeanne K. Hauswald        Director                    May 6, 1998
---------------------------
Jeanne K. Hauswald


 /s/ Fred R. Jones             Vice President-Finance      May 6, 1998
---------------------------    and Treasurer
Fred R. Jones


 /s/ Thomas W. Jones           Director                    May 6, 1998
---------------------------
Thomas W. Jones


 /s/ Ronald B. Kalich, Sr.     Director                    May 6, 1998
---------------------------
Ronald B. Kalich, Sr.


 /s/ Robert A. Kenkel          Director                    May 6, 1998
---------------------------
Robert A. Kenkel


 /s/ Jerry Kronenberg          Vice President-General      May 6, 1998
---------------------------    Counsel and Secretary
Jerry Kronenberg


 /s/ Kenneth R. Masterson      Director                    May 6, 1998
---------------------------
Kenneth R. Masterson


 /s/ Thomas C. McDermott       Director                    May 6, 1998
---------------------------
Thomas C. McDermott


 /s/ Jean-Paul Richard         Director                    May 6, 1998
---------------------------
Jean-Paul Richard


---------------------------    Director                    May _, 1998
Jerre L. Stead


 /s/ William H. Waltrip        Director                    May 6, 1998
---------------------------
William H. Waltrip